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                                                                   EXHIBIT 11.1


                            EARTHLINK NETWORK, INC.

                   COMPUTATION OF EARNINGS PER COMMON SHARE

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

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
                                                              THREE MONTHS ENDED                NINE MONTHS ENDED
                                                          -----------------------------   ----------------------------
                                                          SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                              1996            1997            1996            1997
                                                          -------------   -------------   -------------   -------------
Net loss...............................................    $ (10,105)       $ (7,198)      $ (21,809)      $ (23,327)
                                                           ---------        --------       ---------       ---------

Weighted average shares outstanding pursuant to
 SAB 83................................................        6,237                           5,658

Weighted average shares outstanding pursuant to
 APB 15................................................                        9,932                           9,593

  Purchase of shares of Common Stock below the
   expected IPO price during fiscal 1996...............          171                             312

  Assumed exchange of warrants for Common Stock........          235             -               235             -

  Assumed exchange of options for Common Stock.........          363             -               363             -
                                                           ---------        --------       ---------       ---------

Weighted average shares outstanding....................        7,006           9,932           6,568           9,593
                                                           ---------        --------       ---------       ---------
                                                           ---------        --------       ---------       ---------

Net loss per share.....................................    $   (1.44)       $  (0.72)      $   (3.32)      $   (2.43)
                                                           ---------        --------       ---------       ---------
                                                           ---------        --------       ---------       ---------
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